UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2015

Nielsen N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042	98-0662038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 25, 2015, Nielsen Finance LLC and Nielsen Finance Co. (the “Issuers”), indirect wholly-owned subsidiaries of Nielsen N.V. (the “Company”), issued $750 million aggregate principal amount of their 5.000% Senior Notes due 2022 (the “notes”), which mature on April 15, 2022, pursuant to an indenture, dated April 11, 2014 (the “Base Indenture”), among the Issuers, the Guarantors (as defined therein) and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated February 25, 2015, among the Issuers, the Guarantors (as defined therein) and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The notes are guaranteed by the Company, Valcon Acquisition B.V., The Nielsen Company B.V., VNU Intermediate Holding B.V. (“VNU”), Nielsen Holding and Finance B.V. (together with VNU and the Issuers, the “Covenant Parties”) and, subject to certain exceptions, each of the direct and indirect wholly-owned subsidiary of Nielsen Holding and Finance B.V. (other than the Issuers), in each case to the extent that such entity is a borrower or provides a guarantee under the Company’s senior secured credit agreements. The notes will trade interchangeably with the $750 million aggregate principal amount of 5.000% Senior Notes due 2022 and the $800 million aggregate principal amount of 5.000% Senior Notes due 2022 (collectively, the “existing notes”) issued by Nielsen Finance LLC and Nielsen Finance Co. on April 11, 2014 and July 8, 2014, respectively.

The Issuers will pay interest on the notes at a rate of 5.000% per annum, semi-annually on interest payment dates as provided in the Indenture.

Until April 15, 2017, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the notes and the existing notes at a redemption price equal to 105.000% of the aggregate principal amount thereof with the net proceeds of one or more equity offerings so long as at least 65% of the aggregate principal amount of the notes and the existing notes originally issued under the Indenture remains outstanding following any such redemption.

The Indenture contains covenants that limit the Covenant Parties’ ability and the ability of the Covenant Parties’ restricted subsidiaries to, among other things: create liens on certain assets to secure debt; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and enter into sale-leaseback transactions. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding notes and existing notes to be due and payable immediately.

The foregoing descriptions of the notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Base Indenture, incorporated by reference to Exhibit 4.1 of the current report on Form 8-K of Nielsen N.V., filed with the Securities and Exchange Commission on April 11, 2014, together with the Supplemental Indenture, attached hereto as Exhibit 4.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

Exhibit 4.1	Supplemental Indenture, dated as of February 25, 2015, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein) and Law Debenture Trust Company of New York, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2015

NIELSEN N.V.

By:	/s/ Harris A. Black
Name:	Harris A. Black
Title:	Secretary

Exhibit Index

Exhibit No.	Exhibit Description

Exhibit 4.1	Supplemental Indenture, dated as of February 25, 2015, among Nielsen Finance LLC, Nielsen Finance Co., the Guarantors (as defined therein) and Law Debenture Trust Company of New York, as Trustee.